As filed with the Securities and Exchange Commission on February 23, 2015

Registration No. 033-79622

Registration No. 333-17521

Registration No. 333-94269

Registration No. 333-124821

Registration No. 333-126817

Registration No. 333-126823

Registration No. 333-159363

Registration No. 333-168533

Registration No. 333-176012

Registration No. 333-188491

Registration No. 333-195804

Registration No. 333-195805

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-79622

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-17521

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-94269

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-124821

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-126817

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-126823

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-159363

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-168533

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-176012

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-188491

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-195804

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-195805

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NPS PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	87-0439579
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

550 Hills Drive, 3rd Floor, Bedminster, New Jersey	07921
(Address of principal executive offices)	(ZIP Code)

1987 Stock Option Plan
1994 Equity Incentive Plan

1994 Non-Employee Directors’ Stock Option Plan

1994 Employee Stock Purchase Plan

1998 Stock Option Plan

2005 Omnibus Incentive Plan

NPS Pharmaceuticals, Inc. 2010 Employee Stock Purchase Plan

2014 Omnibus Equity Compensation Plan

NPS Pharmaceuticals, Inc. Deferred Compensation Plan
(Full titles of the plans)

Ellen Rosenberg

Secretary

725 Chesterbrook Blvd.

Wayne, Pennsylvania 19087
 (Name and address of agent for service)

(484) 595-8800

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

George R. Bason, Jr.

William J. Chudd

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Telephone: (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☒	Accelerated Filer ☐
Non-accelerated filer	☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

Explanatory Note

DEREGISTRATION OF SECURITIES

These post-effective amendments relate to the following Registration Statements of NPS Pharmaceuticals, Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•                                          Registration Statement on Form S-8 (File No. 033-79622), registering 1,815,378 shares of Common Stock under the 1987 Stock Option Plan, the 1994 Equity Incentive Plan, the 1994 Employee Stock Purchase Plan and the 1994 Non-Employee Directors’ Stock Option Plan, filed with the Securities and Exchange Commission on May 31, 1994;

•                                          Registration Statement on Form S-8 (File No. 333-17521), registering 900,000 shares of Common Stock under the 1994 Equity Incentive Plan, the 1994 Non-Employee Directors’ Stock Option Plan and the 1994 Employee Stock Purchase Plan, filed with the Securities and Exchange Commission on December 9, 1996;

•                                          Registration Statement on Form S-8 (File No. 333-94269), registering 1,000,000 shares of Common Stock, under the 1998 Stock Option Plan, filed with the Securities and Exchange Commission on January 7, 2000.

•                                          Registration Statement on Form S-8 (File No. 333-124821), registering 5,500,000 shares of Common Stock under the 1998 Stock Option Plan, filed with the Securities and Exchange Commission on May 11, 2005;

•                                          Registration Statement on Form S-8 (File No. 333-126817), registering 350,000 shares of Common Stock under the 1994 Employee Stock Purchase Plan, filed with the Securities and Exchange Commission on July 22, 2005.

•                                          Registration Statement on Form S-8 (File No. 333-126823), registering 2,700,000 shares of Common Stock under the 2005 Omnibus Incentive Plan, filed with the Securities and Exchange Commission on July 22, 2005;

•                                          Registration Statement on Form S-8 (File No. 333-159363), registering 1,800,000 shares of Common Stock under the 2005 Omnibus Incentive Plan, filed with the Securities and Exchange Commission on May 20, 2009;

•                                          Registration Statement on Form S-8 (File No. 333-168533), registering 500,000 shares of Common Stock under the 2010 Employee Stock Purchase Plan, filed with the Securities and Exchange Commission on August 4, 2010;

•                                          Registration Statement on Form S-8 (File No. 333-176012), registering 4,650,000 shares of Common Stock under the 2005 Omnibus Incentive Plan, filed with the Securities and Exchange Commission on August 3, 2011;

•                                          Registration Statement on Form S-8 (File No. 333-188491), registering 3,500,000 shares of Common Stock under the 2005 Omnibus Incentive Plan, filed with the Securities and Exchange Commission on May 9, 2013;

•                                          Registration Statement on Form S-8 (File No. 333-195804), registering 7,000,000 shares of Common Stock under the 2014 Omnibus Equity Compensation Plan, filed with the Securities and Exchange Commission on May 8, 2014; and

•                                          Registration Statement on Form S-8 (File No. 333-195805), registering 10,000,000 shares of Common Stock under the NPS Pharmaceuticals, Inc. Deferred Compensation Plan, filed with the Securities and Exchange Commission on May 8, 2014.

On February 21, 2015, pursuant to that certain Agreement and Plan of Merger, dated as of January 11, 2015, by and among the Company, Shire Pharmaceutical Holdings Ireland Limited, a company incorporated in Ireland (“SPHIL”), Knight Newco 2, Inc. (“Purchaser”), a Delaware corporation and an indirect wholly owned subsidiary of Shire plc, a company incorporated in Jersey, Channel Islands  (“Shire”), and, solely for limited purposes set forth therein, Shire plc, Purchaser merged with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of Shire (the “Merger”).

As a result of the Merger, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements.  Accordingly, the Company hereby terminates the effectiveness of each Registration Statement and removes from registration any and all securities of the Company registered but unsold under the Registration Statements as of the date hereof.

[Signature Page Follows]

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, State of Pennsylvania, on this 23rd day of February, 2015.

NPS PHARMACEUTICALS, INC.

By:	/s/ Ellen Rosenberg
Name:	Ellen Rosenberg
Title:	Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.